Exhibit 99.1

PRESS RELEASE

Contact: Physicians Realty Trust John T. Thomas President and CEO (214) 549-6611 jtt@docreit.com Jeffrey N. Theiler Executive Vice President and CFO (414) 367-5610 jnt@docreit.com

Physicians Realty Trust Reports First Quarter 2019 Financial Results

Announces Execution of Ten Year Lease at El Paso Specialty Facility

Announces Year-to-Date Investment Activity of $40.1 million

First Quarter Highlights:

•	Reported first quarter 2019 total revenue of $105.4 million, which was flat compared to the prior year period.

•	Generated first quarter net income per share and OP unit of $0.06 on a fully diluted basis, which was flat over the prior year period.

•	Generated first quarter normalized funds from operations (Normalized FFO) of $0.25 per share and OP unit on a fully diluted basis, down $0.01 compared to the same period last year.

•	First Quarter Same-Store Cash Net Operating Income (Cash NOI) growth was 1.5% year-over-year.

•	Declared a quarterly dividend of $0.23 per share and OP unit for the first quarter 2019, paid April 18, 2019.

•	Sold 1,681,928 common shares pursuant to the ATM program at a weighted average price of $18.61, resulting in total proceeds of approximately $31.0 million.

Milwaukee, WI - May 1, 2019 - Physicians Realty Trust (NYSE: DOC) (the “Company,” the “Trust,” “we,” “our” and “us”), a self-managed healthcare real estate investment trust, today announced results for the first quarter ended March 31, 2019.

John T. Thomas, President and Chief Executive Officer of the Trust, commented, “From the date of our IPO, Physicians Realty Trust has been dedicated to making a difference in the lives of our healthcare partners and those who visit our properties. We have always believed that it’s this commitment that will best deliver long-term value to our shareholders through our position as the preferred partner for the highest-quality healthcare providers in the industry.”

“We are proud to announce that, as a result of these long-standing industry relationships, we have agreed in principal to a new ten year lease at the recently vacated El Paso Specialty Facility in El Paso, Texas. We look forward to discussing the terms of this new lease, as well as the performance of the entire Physicians Realty Trust portfolio, during today’s conference call,” Mr. Thomas concluded.

First Quarter Financial Results

Total revenue for the first quarter ended March 31, 2019 was $105.4 million, similar to the first quarter 2018. As of March 31, 2019, the portfolio was 95% leased.

Total expenses for the first quarter 2019 were $93.9 million, similar to the same period in 2018. Operating expenses increased by $1.7 million which was offset by a $2.1 million decrease in depreciation and amortization.

Net income for the first quarter 2019 was $11.5 million, similar to net income of $11.3 million for the first quarter 2018.

Net income attributable to common shareholders for the first quarter 2019 was $10.8 million. Diluted earnings per share for the first quarter 2019 was $0.06 based on 188.5 million weighted average common shares and operating partnership units (“OP Units”) outstanding.

Funds from operations (FFO) for the first quarter 2019 consisted of net income, plus $36.4 million of depreciation and amortization, less $0.5 million of other adjustments, resulting in $0.25 per share and OP unit on a fully diluted basis. Normalized FFO, which adjusts for net changes in fair value, was $47.4 million, or $0.25 per share and OP unit on a fully diluted basis.

Normalized funds available for distribution (FAD) for the first quarter 2019, which consists of normalized FFO adjusted for non-cash share compensation, straight-line rent adjustments, amortization of acquired above-market and below-market leases and assumed debt, amortization of lease inducements, amortization of deferred financing costs, and recurring capital expenditures, was $42.1 million.

Our same-store portfolio, which includes 238 properties representing approximately 93% of our net leasable square footage, generated year-over-year Same-Store Cash NOI growth of 1.5% for the first quarter 2019. Same-Store Cash NOI for the first quarter 2019 excludes 8 assets slated for disposition. If these assets were included, Same-Store Cash NOI growth would have been 1.8%.

Assets Slated for Disposition

We consider 8 properties in four states, representing an aggregate of approximately 373,213 square feet of gross leasable area, to be slated for disposition as of March 31, 2019. These assets include 2 properties classified as held for sale, and 6 additional properties which we believe no longer meet our core business strategy from a size, age, geography, or line of business perspective.

Other Recent Events

Recent Investment Activity

During the quarter ended March 31, 2019, the Company made one construction loan and one term loan both of which are secured by mortgages, for an aggregate principal balance of $20.0 million and a weighted average interest rate of 7.7%. The Company also purchased a newly-constructed addition to an existing building owned by the Company in Tennessee for $4.3 million.

Since March 31, 2019, the Trust, through a subsidiary of its Operating Partnership, completed the acquisition of a $14.8 million surgery center in Pasadena, Texas. The Company partially funded this transaction through the issuance of an aggregate 346,989 OP units valued at approximately $6.5 million. The newly constructed 27,035 square foot medical office building is 100% leased through 2034, and the first year unlevered yield on this investment is expected to be approximately 6.0%. The Company also made a mezzanine loan with a principal balance of $0.9 million and a weighted average interest rate of 9.0% in connection with the development of a new medical office building in Pensacola, Florida. The mezzanine loan is secured by a pledge of 100% of the borrower’s ownership interests in the real estate owner.

On April 3, 2019, the Company completed the disposition of a multi-specialty healthcare property representing 3,500 square feet located in Panama City, Florida for approximately $1.0 million and recognized a gain of approximately $0.2 million. The property was disposed of at an approximate cap rate of 7.4%.

On April 26, 2019, the Company completed the disposition of a healthcare property representing 49,443 square feet located in Tacoma, Washington for approximately $11.5 million and recognized a gain of approximately $2.9 million. The property was disposed of at an approximate cap rate of 6.3%.

Recent Capital Activity

During the quarter ended March 31, 2019, the Company issued 1,681,928 shares pursuant to its ATM program at a weighted average price of $18.61 for net proceeds of $31.0 million.

On April 30, 2019, at the Annual Meeting of Shareholders of Physicians Realty Trust, the Trust’s shareholders approved the Amended and Restated Physicians Realty Trust 2013 Equity Incentive Plan. Among other things, the amendments increased the number of common shares authorized for issuance under the 2013 Plan by 4,550,000 common shares, for a total of 7,000,000 common shares authorized for issuance. The 2013 Plan term was also extended to 2029.

Dividend Paid

On March 22, 2019, our Board of Trustees authorized and declared a cash distribution of $0.23 per common share and OP Unit for the quarterly period ended March 31, 2019. The distribution was paid on April 18, 2019 to common shareholders and OP Unit holders of record as of the close of business on April 3, 2019.

Conference Call Information

The Company has scheduled a conference call on Wednesday, May 1, 2019, at 10:00 a.m. EDT to discuss its financial performance and operating results for the first quarter ended March 31, 2019. The conference call can be accessed by dialing (877) 407-0784 from within the U.S. or (201) 689-8560 for international callers. Participants can reference the Physicians Realty Trust First Quarter Earnings Call or passcode: 13689059. The conference call also will be available via a live listen-only webcast and can be accessed through the Investor Relations section of the Company’s website, www.docreit.com. A replay of the conference call will be available beginning May 1, 2019, at 1:00 p.m. EDT until June 1, 2019, at 11:59 p.m. EDT, by dialing (844) 512-2921 (U.S.) or (412) 317-6671 (International); passcode: 13689059. A replay of the webcast also will be accessible on the Investor Relations website for one year following the event. Beginning May 1, 2019, the Company’s supplemental information package for the first quarter 2019 will be accessible through the Investor Relations section of the Company’s website under the “Supplemental Information” tab.

About Physicians Realty Trust

Physicians Realty Trust is a self-managed healthcare real estate company organized to acquire, selectively develop, own and manage healthcare properties that are leased to physicians, hospitals and healthcare delivery systems. The Company invests in real estate that is integral to providing high quality healthcare. The Company conducts its business through an UPREIT structure in which its properties are owned by Physicians Realty L.P., a Delaware limited partnership (the “operating partnership”), directly or through limited partnerships, limited liability companies or other subsidiaries. The Company is the sole general partner of the operating partnership and, as of March 31, 2019, owned approximately 97.3% of OP units.

Investors are encouraged to visit the Investor Relations portion of the Company’s website (www.docreit.com) for additional information, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, press releases, supplemental information packages and investor presentations.

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, “continue”, “intend”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward looking statements may include statements regarding the Company’s strategic and operational plans, the Company’s ability to generate internal and external growth, the future outlook, anticipated cash returns, cap rates or yields on properties, anticipated closing of property acquisitions, and ability to execute its business plan. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. Forward looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties are described in greater detail in the Company’s filings with the Securities and Exchange Commission (the “Commission”), including, without limitation, the Company’s annual and periodic reports and other documents filed with the Commission. Unless legally required, the Company disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events or otherwise. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed by the Company with the Commission on February 28, 2019.

Source: Physicians Realty Trust

Physicians Realty Trust
Condensed Consolidated Statements of Income
(in thousands, except share and per share data) (Unaudited)

	Three Months Ended March 31,
	2019	2018
Revenues:
Rental revenues	$77,083	$78,887
Expense recoveries	26,042	24,308
Interest income on real estate loans and other	2,243	2,028
Total revenues	105,368	105,223
Expenses:
Interest expense	16,269	16,494
General and administrative	8,972	8,459
Operating expenses	32,208	30,459
Depreciation and amortization	36,449	38,576
Total expenses	93,898	93,988
Income before equity in income of unconsolidated entities and gain on sale of investment properties, net:	11,470	11,235
Equity in income of unconsolidated entities	30	28
Gain on sale of investment properties, net	—	69
Net income	11,500	11,332
Net income attributable to noncontrolling interests:
Operating Partnership	(305)	(313)
Partially owned properties	(138)	(111)
Net income attributable to controlling interest	11,057	10,908
Preferred distributions	(284)	(487)
Net income attributable to common shareholders	$10,773	$10,421
Net income per share:
Basic	$0.06	$0.06
Diluted	$0.06	$0.06
Weighted average common shares:
Basic	182,672,863	181,809,570
Diluted	188,497,308	187,317,243

Dividends and distributions declared per common share and OP Unit	$0.23	$0.23

Physicians Realty Trust
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	March 31,	December 31,
	2019	2018
	(unaudited)
ASSETS
Investment properties:
Land and improvements	$210,542	$211,253
Building and improvements	3,627,825	3,623,962
Tenant improvements	43,213	36,497
Acquired lease intangibles	386,707	452,384
	4,268,287	4,324,096
Accumulated depreciation	(443,814)	(411,052)
Net real estate property	3,824,473	3,913,044
Real estate held for sale	9,038	—
Right-of-use lease asset, net	126,250	—
Real estate loans receivable	75,474	55,659
Investments in unconsolidated entities	1,331	1,330
Net real estate investments	4,036,566	3,970,033
Cash and cash equivalents	5,048	19,161
Tenant receivables, net	10,566	8,881
Other assets	132,825	144,759
Total assets	$4,185,005	$4,142,834
LIABILITIES AND EQUITY
Liabilities:
Credit facility	$478,892	$457,388
Notes payable	967,161	966,961
Mortgage debt	99,608	108,504
Accounts payable	3,513	3,886
Dividends and distributions payable	44,335	43,821
Accrued expenses and other liabilities	56,088	76,282
Lease liability	60,864	—
Acquired lease intangibles, net	7,336	13,585
Total liabilities	1,717,797	1,670,427

Redeemable noncontrolling interests - Series A Preferred Units and partially owned properties	24,882	24,747

Equity:
Common shares, $0.01 par value, 500,000,000 common shares authorized, 184,307,910 and 182,416,007 common shares issued and outstanding as of March 31, 2019 and December 31, 2018, respectively	1,843	1,824
Additional paid-in capital	2,822,520	2,791,555
Accumulated deficit	(460,357)	(428,307)
Accumulated other comprehensive income	10,957	14,433
Total shareholders’ equity	2,374,963	2,379,505
Noncontrolling interests:
Operating Partnership	66,668	67,477
Partially owned properties	695	678
Total noncontrolling interests	67,363	68,155
Total equity	2,442,326	2,447,660
Total liabilities and equity	$4,185,005	$4,142,834

Physicians Realty Trust
Reconciliation of Non-GAAP Measures
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2019	2018
Net income	$11,500	$11,332
Earnings per share - diluted	$0.06	$0.06

Net income	11,500	11,332
Net income attributable to noncontrolling interests - partially owned properties	(138)	(111)
Preferred distributions	(284)	(487)
Depreciation and amortization expense	36,359	38,530
Depreciation and amortization expense - partially owned properties	(74)	(166)
Gain on sale of investment properties, net	—	(69)
FFO applicable to common shares and OP Units	$47,363	$49,029
Net change in fair value of derivative	13	2
Normalized FFO applicable to common shares and OP Units	$47,376	$49,031

FFO per common share and OP Unit	$0.25	$0.26
Normalized FFO per common share and OP Unit	$0.25	$0.26

Normalized FFO applicable to common shares and OP Units	47,376	49,031
Non-cash share compensation expense	2,653	2,605
Straight-line rent adjustments	(4,762)	(6,450)
Amortization of acquired above/below-market leases/assumed debt	818	830
Amortization of lease inducements	343	344
Amortization of deferred financing costs	607	618
TI/LC and recurring capital expenditures	(4,904)	(4,158)
Seller master lease and rent abatement payments	—	229
Normalized FAD applicable to common shares and OP Units	$42,131	$43,049

Weighted average number of common shares and OP Units outstanding	188,497,308	187,317,243

	Three Months Ended March 31,
	2019	2018
Net income	$11,500	$11,332
General and administrative	8,972	8,459
Depreciation and amortization	36,449	38,576
Interest expense	16,269	16,494
Net change in the fair value of derivative	13	2
Gain on sale of investment properties, net	—	(69)
NOI	$73,203	$74,794

NOI	$73,203	$74,794
Straight-line rent adjustments	(4,762)	(6,450)
Amortization of acquired above/below-market leases/assumed debt	818	830
Amortization of lease inducements	343	344
Seller master lease and rent abatement payments	—	229
Cash NOI	$69,602	$69,747

Cash NOI	$69,602	$69,747
Assets not held for all periods	(3,625)	(5,003)
Assets slated for disposition	(2,500)	(2,252)
Interest income and other	(1,625)	(1,528)
Same-Store Cash NOI	$61,852	$60,964

	Three Months Ended March 31,
	2019	2018
Net income	$11,500	$11,332
Depreciation and amortization	36,449	38,576
Interest expense	16,269	16,494
Gain on sale of investment properties, net	—	(69)
EBITDAre	64,218	66,333
Non-cash share compensation expense	2,653	2,605
Non-cash changes in fair value	13	2
Adjusted EBITDAre	$66,884	$68,940

This press release includes Funds From Operations (FFO), Normalized FFO, Normalized Funds Available For Distribution (FAD), Net Operating Income (NOI), Cash NOI, Same-Store Cash NOI, Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre) and Adjusted EBITDAre, which are non-GAAP financial measures. For purposes of the SEC’s Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable financial measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the company, or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable financial measure so calculated and presented. As used in this press release, GAAP refers to generally accepted accounting principles in the United States of America. Pursuant to the requirements of Regulation G, we have provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

We believe that information regarding FFO is helpful to shareholders and potential investors because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes ratably over time. We calculate FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as net income or loss (computed in accordance with GAAP) before noncontrolling interests of holders of OP units, excluding preferred distributions, gains (or losses) on sales of depreciable operating property, impairment write-downs on depreciable assets, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs). Our FFO computation may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with NAREIT definition or that interpret the NAREIT definition differently than we do. The GAAP measure that we believe to be most directly comparable to FFO, net income, includes depreciation and amortization expenses, gains or losses on property sales, impairments, and noncontrolling interests. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from the operations of our properties. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in our financial statements. FFO does not represent cash generated from operating activities in accordance with GAAP, should not be considered to be an alternative to net income or loss (determined in accordance with GAAP) as a measure of our liquidity and is not indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.

We use Normalized FFO, which excludes from FFO net change in fair value of derivative financial instruments, acquisition expenses, acceleration of deferred financing costs, change in fair value of contingent consideration, and other normalizing items. However, our use of the term Normalized FFO may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount. Normalized FFO should not be considered as an alternative to net income or loss (computed in accordance with GAAP), as an indicator of our financial performance or of cash flow from operating activities (computed in accordance with GAAP), or as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. Normalized FFO should be reviewed in connection with other GAAP measurements.

We define Normalized FAD, a non-GAAP measure, which excludes from Normalized FFO non-cash share compensation expense, straight-line rent adjustments, amortization of acquired above- or below-market leases and assumed debt, amortization of lease inducements, amortization of deferred financing costs, and recurring capital expenditures related to tenant improvements and leasing commissions, and includes cash payments from seller master leases and rent abatement payments. Other REITs or real estate companies may use different methodologies for calculating Normalized FAD, and accordingly, our computation may not be comparable to those reported by other REITs. Although our computation of Normalized FAD may not be comparable to that of other REITs, we believe Normalized FAD provides a meaningful supplemental measure of our performance due to its frequency of use by analysts, investors, and other interested parties in the evaluation of our performance as a REIT. Normalized FAD should not be considered as an alternative to net income or loss attributable to controlling interest (computed in accordance with GAAP) or as an indicator of our financial performance. Normalized FAD should be reviewed in connection with other GAAP measurements.

NOI is a non-GAAP financial measure that is defined as net income or loss, computed in accordance with GAAP, generated from our total portfolio of properties before general and administrative expenses, acquisition-related expenses, depreciation and amortization expense, interest expense, net change in the fair value of derivative financial instruments, gain or loss on the sale of investment properties, and impairment losses. We believe that NOI provides an accurate measure of operating performance of our operating assets because NOI excludes certain items that are not associated with management of the properties. Our use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

Cash NOI is a non-GAAP financial measure which excludes from NOI straight-line rent adjustments, amortization of acquired above and below market leases, and other non-cash and normalizing items. Other non-cash and normalizing items include items such as the amortization of lease inducements, payments received from seller master leases and rent abatements, and changes in fair value of contingent consideration. We believe that Cash NOI provides an accurate measure of the operating performance of our operating assets because it excludes certain items that are not associated with management of the properties. Additionally, we believe that Cash NOI is a widely accepted measure of comparative operating performance in the real estate community. Our use of the term Cash NOI may not be comparable to that of other real estate companies as such other companies may have different methodologies for computing this amount.

Same-Store Cash NOI is a non-GAAP financial measure which excludes from Cash NOI assets not held for all periods, assets slated for disposition, and other normalizing items not specifically related to the same-store property portfolio. Management considers Same-Store Cash NOI a supplemental measure because it allows investors, analysts, and Company management to measure unlevered property-level operating results. Our use of the term Same-Store Cash NOI may not be comparable to that of other real estate companies, as such other companies may have different methodologies for computing this amount.

We define EBITDAre as net income or loss computed in accordance with GAAP plus depreciation and amortization, interest expense, loss (gain) on dispositions, and impairment loss. We define Adjusted EBITDAre as net income or loss computed in accordance with GAAP plus depreciation and amortization, interest expense, loss (gain) on dispositions, impairment loss, acquisition expenses, non-cash share compensation expense, non-cash changes in fair value, and other normalizing items. We consider EBITDAre and Adjusted EBITDAre important measures because they provide additional information to allow management, investors, and our current and potential creditors to evaluate and compare our core operating results and our ability to service debt.